SULLIVAN & CROMWELL




                                                                    May 27, 1999



Seligman Pennsylvania Municipal Fund Series
   100 Park Avenue,
   New York, N.Y.  10017.


Dear Sirs:

     In connection with Post-Effective Amendment No.20 to the Registration Statement on Form N-1A (File No. 33-5793) of Seligman Pennsylvania Municipal Fund Series, a Pennsylvania trust (the "Fund"), which you expect to file under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of beneficial interest, par value $0.001 per share, of the class designated as Class C shares (the "Shares")of the sole series of the Fund (the "Series"), we, as your counsel, have examined such trust records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that, in our opinion, the Fund is authorized to issue an unlimited number of Shares of the Series and, when the Post-Effective Amendment referred to above has become effective under the Securities Act and the Shares have been issued (a) for at least the par value thereof in accordance with the Registration Statement referred to above, and (b) in accordance with the authorization of the Board of Trustees, the Shares will be duly and validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Pennsylvania, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Pennsylvania law, we have relied upon the opinion, dated May 26, 1999 of Ballard, Spahr, Andrews & Ingersoll,LLP and our opinion is subject to the same qualifications and limitations with respect to such matters as are contained in such opinion of Ballard, Spahr, Andrews & Ingersoll, LLP.

     We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment referred to above. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                             Very truly yours,



                                             SULLIVAN & CROMWELL


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